FINWARD BANCORP
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717-0718

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FNWD2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61905-S34298

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FINWARD BANCORP

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, "FOR"ALL THE PROPOSALS.

The Board of Directors recommends you vote FOR the Proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. Approval of the Agreement and Plan of Merger dated July 28, 2021 (the "Merger Agreement") by and between Finward Bancorp and Royal Financial, Inc.	☐	☐	☐
2. Approval of the issuance of up to 803,120 shares of Finward Bancorp common stock to be issued in connection with the merger of Royal Financial, Inc. and Finward Bancorp under the Merger Agreement.	☐	☐	☐
3. Approval of the adjournment of the Special Meeting of Stockholders, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement or the issuance of Finward Bancorp's common shares.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Address changes and comments can be directed at InvestorRelations@ibankpeoples.com

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D61906-S34298

FINWARD BANCORP
Special Meeting of Stockholders
[ ], 2021 11:00 AM, CST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Peymon Torabi, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of FINWARD BANCORP that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/FNWD2021SM at 11:00 AM, CST, on [ ], [ ], 2021, and at any adjournment or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the proposals set forth on the reverse side of this proxy, and according to the judgment of the proxy with respect to any other matter that may be properly brought before the Special Meeting.**

The Notice of Special Meeting of Stockholders and Proxy Statement, and form of proxy for the Special Meeting are also available, without charge, at www.ibankpeoples.com, or from the SEC's Website at www.sec.gov. You also may request a copy of these materials, without charge, at www.proxyvote.com. Please make your request no later than [ ], 2021 to facilitate timely delivery. If you do not request materials pursuant to the foregoing procedures, you will not otherwise receive an e-mail or electronic copy of the materials.

Continued and to be signed on reverse side